Exhibit 10.12

10x GENOMICS, INC.

2019 EMPLOYEE STOCK PURCHASE PLAN

1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Companies with an opportunity to purchase Class A Common Stock through accumulated Contributions. The Company intends for the Plan to have two components: a Code Section 423 Component (“423 Component”) and a non-Code Section 423 Component (“Non-423 Component”). The Company intends to have the 423 Component of the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code. The provisions of the 423 Component, accordingly, will be construed so as to extend and limit Plan participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code. In addition, the Plan authorizes the grant of an option to purchase shares of Class A Common Stock under the Non-423 Component that does not qualify as an “employee stock purchase plan” under Section 423 of the Code; such an option will be granted pursuant to rules, procedures or sub-plans adopted by the Administrator designed to achieve tax, securities laws or other objectives for Eligible Employees and the Company. Except as otherwise provided herein, the Non-423 Component will operate and be administered in the same manner as the 423 Component.

2. Definitions.

(a) “423 Component” is defined in Section 1 of the Plan.

(b) “Administrator” means the Committee or the Board.

(c) “Affiliate” means any entity, other than a Subsidiary, that is an “affiliate” within the meaning of Rule 12b-2 promulgated under Section 12 of the Exchange Act.

(d) “Applicable Laws” means the requirements relating to the administration of equity-based awards and the related issuance of shares of Class A Common Stock under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Class A Common Stock is listed or quoted and the applicable securities and exchange control laws of any foreign country or jurisdiction where options are, or will be, granted under the Plan.

(e) “Beneficial Owner” means a beneficial owner as determined under Rule 13d-3 under the Exchange Act.

(f) “Board” means the Board of Directors of the Company.

(g) “Change in Control” means:

(i) the acquisition (whether by purchase, merger, consolidation, combination or other similar transaction) by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% (on a fully diluted basis) of either (A) the then-outstanding shares of Common Stock, taking into account as outstanding for this purpose such Common Stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such Common Stock; or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors; provided, that for purposes of the Plan, the following acquisitions shall not constitute a Change in Control: (A) any acquisition by the Company or any Affiliate; (B) any acquisition by any employee benefit plan sponsored or maintained by the Company or any Affiliate; or (C) in respect of any Class A Common Stock held by a particular Participant under the Plan, any acquisition by the Participant or any group of Persons including the Participant (or any entity controlled by the Participant or any group of Persons including the Participant);

(ii) during any period of twelve (12) months, individuals who, at the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided, that any Person becoming a director subsequent to the effective date of the Plan, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such Person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-12 of Regulation 14A promulgated under the Exchange Act, with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall be deemed to be an Incumbent Director; or

(iii) the sale, transfer or other disposition of all or substantially all of the assets of the Company and its Subsidiaries (taken as a whole) to any Person that is not an Affiliate of the Company.

(h) “Class A Common Stock” means the Class A Common Stock, par value $0.00001 per share, of the Company.

(i) “Class B Common Stock” means the Class B Common Stock, par value $0.00001 per share, of the Company.

(j) “Code” means the U.S. Internal Revenue Code of 1986, as amended. References to a specific Section of the Code or U.S. Treasury Regulation thereunder will include such Section or regulation, any valid regulation or other official applicable guidance promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.

(k) “Committee” means the Compensation Committee of the Board, and any successor committee thereto or such other committee of the Board as may be designated by the Board to administer the Plan in whole or in part, including any subcommittee of the Board as designated by the Board in accordance with Section 14 hereof.

(l) “Common Stock” means, collectively, the Class A Common Stock and Class B Common Stock.

(m) “Company” means 10x Genomics, Inc., a Delaware corporation, and any successor thereto.

(n) “Compensation” means an Eligible Employee’s base salary or hourly wages. The Administrator, in its discretion, may, on a uniform and nondiscriminatory basis, establish a different definition of Compensation for a subsequent Offering Period.

(o) “Contributions” means the payroll deductions and other additional payments that the Company may permit to be made by a Participant to fund the exercise of options granted pursuant to the Plan.

(p) “Designated Company” means any Subsidiary or Affiliate that has been designated by the Administrator from time to time in its sole discretion as eligible to participate in the Plan. For purposes of the 423 Component, only the Company and its Subsidiaries may be Designated Companies; provided, that at any given time, a Subsidiary that is a Designated Company under the 423 Component shall not be a Designated Company under the Non-423 Component.

(q) “Director” means a member of the Board.

(r) “EEA” shall have the meaning set forth in Section 8(c) of the Plan.

(s) “EEA Limit” shall have the meaning set forth in Section 8(c) of the Plan.

(t) “Eligible Employee” means any individual who is a common law employee providing services to the Company or a Designated Company and is customarily employed for at least ninety (90) days by the Employer, or any lesser number of hours per week and/or number of days established by the Administrator (if required under Applicable Law) for purposes of any separate Offering or for an Eligible Employee participating in the Non-423 Component. For purposes of the Plan, the employment relationship will be treated as continuing intact while the individual is on sick leave or other leave of absence that the Employer approves or is legally protected under Applicable Laws. Where the period of leave exceeds three (3) months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated three (3) months and one (1) day following the commencement of such leave. The Administrator, in its discretion, from time to time may, prior to an Enrollment Date for all options to be granted on such Enrollment Date in an Offering, determine (for each Offering under the 423 Component, on a uniform and nondiscriminatory basis or as otherwise permitted by Treasury Regulation Section 1.423-2) that the definition of Eligible Employee will or will not include an individual if he or she: (i) has not completed at least sixty (60) days of service since his or her last hire date or such lesser period of time as may be determined by the Administrator in its discretion), (ii) is a highly compensated employee within the meaning of Section 414(q) of the Code, or (iii) is a highly compensated employee within the meaning of Section 414(q) of the Code with compensation above a certain level or is an officer or subject to the disclosure requirements of Section 16(a) of the Exchange Act; provided, that the exclusion is applied with respect to each Offering under the 423 Component in an identical manner to all highly compensated employees of the Employer whose employees are participating in that Offering. Each exclusion shall be applied with respect to an Offering under a 423 Component in a manner complying with U.S. Treasury Regulation Section 1.423-2(e)(2)(ii). Such exclusions may be applied with respect to an Offering under the Non-423 Component without regard to the limitations of Treasury Regulation Section 1.423-2.

(u) “Employer” means the employer of the applicable Eligible Employee(s).

(v) “Enrollment Date” means the first Trading Day of each Offering Period or, solely in the case of the first Offering Period, the IPO Date.

(w) “Enrollment Window” is defined in Section 5(a) of the Plan.

(x) “EU Prospectus Directive” shall have the meaning set forth in Section 8(c) of the Plan.

(y) “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

(z) “Exercise Date” means the last Trading Day of each Purchase Period.

(aa) “Fair Market Value” means, on a given date: (i) if the Class A Common Stock is listed on a national securities exchange, the closing sales price of the Class A Common Stock reported on the primary exchange on which the Class A Common Stock is listed and traded on such date, or, if there are no such sales on that date, then on the last preceding date on which such sales were reported; (ii) if the Class A Common Stock is not listed on any national securities exchange but is quoted in an inter-dealer quotation system on a last-sale basis, the average between the closing bid price and ask price reported on such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; or (iii) if the Class A Common Stock is not listed on a national securities exchange or quoted in an inter-dealer quotation system on a last-sale basis, the amount determined by the Board in good faith to be the fair market value of the Class A Common Stock; provided, that, with respect to any Class A Common Stock purchased under the Plan during the first Offering Period, the “Fair Market Value” on the Enrollment Date for such first Offering Period shall be equal to the per share price at which the Class A Common Stock is offered to the public in connection with the Company’s initial public offering.

(bb) “Fiscal Year” means the fiscal year of the Company.

(cc) “Group” shall have the meaning given the term for purposes of Section 13(d)(3) of the Exchange Act.

(dd) “IPO Date” means the effective date of the registration statement filed by the Company with the Securities and Exchange Commission for the initial public offering of the Common Stock.

(ee) “New Exercise Date” means a new Exercise Date if the Administrator shortens any Offering Period then in progress.

(ff) “Non-423 Component” is defined in Section 1 of the Plan.

(gg) “Offering” means an offer under the Plan of an option that may be exercised during an Offering Period as further described in Section 4 of the Plan. For purposes of the Plan, the Administrator may designate separate Offerings under the Plan (the terms of which need not be identical) in which Eligible Employees of one or more Employers will participate, even if the dates of the applicable Offering Periods of each such Offering are identical and the provisions of the Plan will separately apply to each Offering. To the extent permitted by U.S. Treasury Regulation Section 1.423-2(a)(1), the terms of each Offering need not be identical; provided, that the terms of the Plan and an Offering together satisfy U.S. Treasury Regulation Section 1.423-2(a)(2) and (a)(3).

(hh) “Offering Periods” means the periods of approximately six (6) months or such other period or periods set by the Administrator during which an option may be granted pursuant to the Plan and may be exercised, as determined under Section 4 of the Plan. The duration and timing of Offering Periods may be changed pursuant to Sections 4 and 20 of the Plan.

(ii) “Other Extraordinary Event” is defined in Section 19(a) of the Plan.

(jj) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(kk) “Participant” means an Eligible Employee that participates in the Plan.

(ll) “Person” means an individual, entity or group.

(mm) “Plan” means this 10x Genomics, Inc. 2019 Employee Stock Purchase Plan.

(nn) “Proceeding” is defined in Section 31 of the Plan.

(oo) “Purchase Period” means, unless changed by the Administrator, the approximately six (6) month period commencing after one Exercise Date and ending with the next Exercise Date; provided, that, the Purchase Period during the first Offering Period shall commence on the IPO Date and end on the last Trading Day on or immediately preceding May 14, 2020. Unless otherwise determined by the Administrator, the Purchase Period will have the same duration and coincide with the length of the Offering Period.

(pp) “Purchase Price” means an amount equal to eighty-five percent (85%) of the Fair Market Value of a share of Class A Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower; provided, that the Purchase Price may be determined for subsequent Offering Periods by the Administrator subject to compliance with Section 423 of the Code (or any successor rule or provision or any other Applicable Law, regulation or stock exchange rule) or pursuant to Section 20 of the Plan.

(qq) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(rr) “Trading Day” means a day on which the national stock exchange upon which the Class A Common Stock is listed is open for trading.

(ss) “U.S. Treasury Regulations” means the Treasury regulations of the Code. References to a specific Treasury Regulation or Section of the Code shall include such Treasury Regulation or Section, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.

3. Eligibility.

(a) First Offering Period. Any individual who is an Eligible Employee immediately prior to the first Offering Period will be automatically enrolled in the first Offering Period, subject to the provisions of Section 5 of the Plan.

(b) Subsequent Offering Periods. Any Eligible Employee on a given Enrollment Date following the first Offering Period will be eligible to participate in the Plan, subject to the requirements of Section 5 of the Plan.

(c) Non-U.S. Employees. Eligible Employees who are citizens or residents of a non-U.S. jurisdiction (without regard to whether they also are citizens or residents of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) may be excluded from participation in the Plan or an Offering if the participation of such Eligible Employees is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan or an Offering to violate Section 423 of the Code. In the case of the Non-423 Component, an Eligible Employee may be excluded from participation in the Plan or an Offering if the Administrator has determined that participation of such Eligible Employee is not advisable or practicable.

(d) Limitations. Any provisions of the Plan to the contrary notwithstanding, no Eligible Employee will be granted an option under the Plan (i) to the extent that, immediately after the grant, such Eligible Employee (or any other Person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company or any Parent or Subsidiary of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Parent or Subsidiary of the Company, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans (as defined in Section 423 of the Code) of the Company or any Parent or Subsidiary of the Company accrues at a rate that exceeds twenty-five thousand dollars ($25,000) worth of stock (determined at the Fair Market Value of the stock at the time such option is granted) for each calendar year in which such option is outstanding at any time, as determined in accordance with Section 423 of the Code and the regulations thereunder.

4. Offering Periods.

(a) Frequency and Duration. The Administrator may establish Offering Periods of such frequency and duration as it may from time to time determine as appropriate.

(b) First Offering Period. The first Offering Period under the Plan shall commence on the IPO Date and shall end on the last Trading Day on or immediately preceding May 14, 2020.

(c) Successive Offering Periods. Unless the Administrator determines otherwise, following the completion of the first Offering Period, a new Offering Period shall commence on the first Trading Day on or following May 15 and November 15 of each calendar year and end on or following the last Trading Day on or immediately preceding November 14 and May 14, respectively, approximately six (6) months later.

(d) Additional Offering Periods. At the discretion of the Administrator, additional Offering Periods may be conducted under the Plan. Such additional Offering Periods may, but need not, qualify under Section 423 of the Code. The Administrator shall determine the commencement and duration of each additional Offering Period, and additional Offering Periods may be consecutive or overlapping. The other terms and conditions of each additional Offering Period shall be those set forth in the Plan document, with such changes or additional features as the Administrator determines necessary to comply with Section 423 of the Code (or any successor rule or provision or any other Applicable Law, regulation or stock exchange rule). The Administrator shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future Offerings without stockholder approval.

(e) Offering Period Limit. No Offering Period may last more than twenty-seven (27) months.

(f) Applicable Offering Period. For purposes of calculating the Purchase Price, the applicable Offering Period shall be determined as follows:

(A) Once a Participant is enrolled in the Plan for an Offering Period, such Offering Period shall continue to apply to him or her until the earliest of (x) the end of such Offering Period, (y) the end of his or her participation under Section 10 of the Plan or (z) re-enrollment for a subsequent Offering Period under Paragraph (B), below.

(B) In the event that the Fair Market Value of a share of Class A Common Stock on the first Trading Day of the Offering Period for which the Participant is enrolled is higher than on the first Trading Day of any subsequent Offering Period, the Participant shall automatically be re-enrolled for such subsequent Offering Period.

5. Participation.

(a) First Offering Period. An Eligible Employee will be entitled to continue to participate in the first Offering Period pursuant to Section 3(a) of the Plan only if such individual submits a subscription agreement authorizing Contributions in a form determined by the Administrator (which may be similar to the form attached hereto as Exhibit A) to the Company’s designated plan administrator (i) no earlier than the effective date of the Form S-8 registration statement that registers the offer and sale of Class A Common Stock under the Plan and (ii) no later than ten (10) business days following the effective date of such S-8 registration statement or such other period of time as the Administrator may determine (the “Enrollment Window”).

(b) Subsequent Offering Periods. An Eligible Employee may participate in the Plan pursuant to Section 3(b) of the Plan by (i) submitting to the Company’s stock administration office (or its designee), on or before a date determined by the Administrator prior to an applicable Enrollment Date, a properly completed subscription agreement authorizing Contributions in the form provided by the Administrator for such purpose, or (ii) following an electronic or other enrollment procedure determined by the Administrator.

6. Contributions.

(a) At the time a Participant enrolls in the Plan pursuant to Section 5 of the Plan, he or she will elect to have Contributions (in the form of payroll deductions or otherwise, to the extent permitted by the Administrator) made on each pay day during the Offering Period in an amount not exceeding fifteen percent (15%) of the Compensation, which he or she receives on each pay day during the Offering Period (for illustrative purposes, should a pay day occur on an Exercise Date, a Participant will have any payroll deductions made on such day applied to his or her account under the then-current Purchase Period or Offering Period). The Administrator, in its sole discretion, may permit all Participants in a specified Offering to contribute amounts to the Plan through payment by cash, check or other means set forth in the subscription agreement prior to each Exercise Date of each Purchase Period. A Participant’s subscription agreement will remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

(b) In the event Contributions are made in the form of payroll deductions, such payroll deductions for a Participant will commence on the first pay day following the Enrollment Date and will end on the last pay day prior to the Exercise Date of such Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Section 10 hereof; provided, that for the first Offering Period, payroll deductions will commence on the first pay day on or following the end of the Enrollment Window.

(c) All Contributions made for a Participant will be credited to his or her account under the Plan, and Contributions will be made in whole percentages of Compensation only. A Participant may not make any additional payments into such account.

(d) A Participant may discontinue his or her participation in the Plan as provided in Section 10 of the Plan. Except as may be permitted by the Administrator, as determined in its sole discretion, a Participant may not change the rate of his or her Contributions during an Offering Period.

(e) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(d) hereof, a Participant’s Contributions may be decreased to zero percent (0%) at any time during a Purchase Period. Subject to Section 423(b)(8) of the Code and Section 3(d) hereof, Contributions will recommence at the rate originally elected by the Participant effective as of the beginning of the first Purchase Period scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 10 of the Plan.

(f) Notwithstanding any provisions to the contrary in the Plan, the Administrator may allow Eligible Employees to participate in the Plan via cash contributions instead of payroll deductions if (i) payroll deductions are not permitted under applicable local law, (ii) the Administrator determines that cash contributions are permissible under Section 423 of the Code or (iii) for Participants participating in the Non-423 Component.

(g) At the time the option is exercised, in whole or in part, or at the time some or all of the Class A Common Stock issued under the Plan is disposed of (or any other time that a taxable event related to the Plan occurs), the Participant must make adequate provision for the Company’s or the Employer’s federal, state, local or any other tax liability payable to any authority including taxes imposed by jurisdictions outside of the U.S., national insurance, social security or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Class A Common Stock (or any other time that a taxable event related to the Plan occurs). At any time, the Company or the Employer may, but will not be obligated to, withhold from the Participant’s compensation the amount necessary for the Company or the Employer to meet applicable withholding obligations, including any withholding required to make available to the Company or the Employer any tax deductions or benefits attributable to sale or early disposition of Class A Common Stock by the Eligible Employee. In addition, the Company or the Employer may, but will not be obligated to, withhold from the proceeds of the sale of Class A Common Stock or any other method of withholding the Company or the Employer deems appropriate to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f).

7. Grant of Option. On the Enrollment Date of each Offering Period, each Eligible Employee participating in such Offering Period will be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of Class A Common Stock determined by dividing such Eligible Employee’s Contributions accumulated prior to such Exercise Date and retained in the Eligible Employee’s account as of the Exercise Date by the applicable Purchase Price; provided, that in no event will an Eligible Employee be permitted to purchase during each Purchase Period more than 2,000 shares of Class A Common Stock and, during any one-year period, more than 4,000 shares of Class A Common Stock (subject, in each case, to any adjustment pursuant to Section 19 of the Plan); provided, further, that such purchase will be subject to the limitations set forth in Sections 3(d) and 13 of the Plan. The Eligible Employee may accept the grant of such option (i) with respect to the first Offering Period by submitting a properly completed subscription agreement in accordance with the requirements of Section 5 of the Plan on or before the last day of the Enrollment Window, and (ii) with respect to any subsequent Offering Period under the Plan, by electing to participate in the Plan in accordance with the requirements of Section 5 of the Plan. The Administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of Class A Common Stock that an Eligible Employee may purchase during each Purchase Period of an Offering Period. Exercise of the option will occur as provided in Section 8, unless the Participant has withdrawn pursuant to Section 10 of the Plan. To the extent not otherwise exercised in full, the option will expire on the last day of the Offering Period.

8. Exercise of Option.

(a) Unless a Participant withdraws from the Plan as provided in Section 10 of the Plan, his or her option for the purchase of shares of Class A Common Stock will be exercised automatically on the Exercise Date, and the maximum number of full shares subject to the option will be purchased for such Participant at the applicable Purchase Price with the accumulated Contributions from his or her account. No fractional shares of Class A Common Stock will be purchased; any Contributions accumulated in a Participant’s account, which are not sufficient to purchase a full share will be retained in the Participant’s account for the subsequent Purchase Period or Offering Period, subject to earlier withdrawal by the Participant as provided in Section 10 of the Plan. Any other funds left over in a Participant’s account after the Exercise Date will be returned to the Participant. During a Participant’s lifetime, a Participant’s option to purchase shares hereunder is exercisable only by him or her.

(b) If the Administrator determines that, on a given Exercise Date, the number of shares of Class A Common Stock with respect to which options are to be exercised may exceed (i) the number of shares of Class A Common Stock that were available for sale under the Plan on the Enrollment Date of the applicable Offering Period, or (ii) the number of shares of Class A Common Stock available for sale under the Plan on such Exercise Date, the Administrator may in its sole discretion (x) provide that the Company will make a pro rata allocation of the shares of Class A Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all Participants exercising options to purchase Class A Common Stock on such Exercise Date, and continue all Offering Periods then in effect or (y) provide that the Company will make a pro rata allocation of the shares available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all participants exercising options to purchase Class A Common Stock on such Exercise Date, and terminate any or all Offering Periods then in effect pursuant to Section 20 of the Plan. The Company may make a pro rata allocation of the shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company’s stockholders subsequent to such Enrollment Date.

(c) Further, with respect to any Offering under the Non-423 Component that is made to Participants of Designated Companies within the European Economic Area (the “EEA”), if a prospectus may be required to be filed in accordance with EU Prospectus Directive No. 2003/71/EC, as currently and hereinafter amended (the “EU Prospectus Directive”), then until such time as a valid prospectus is on file or a prospectus is not required or is no longer required under the EU Prospectus Directive in connection with such Offerings under the Plan, the total Purchase Price payable for the aggregate number of shares of Class A Common Stock offered under the Plan under all Offerings that are not otherwise exempt from the EU Prospectus Directive made to Participants of Designated Companies within the EEA for any twelve (12)-month period shall not exceed EUR 5 million (the “EEA Limit”). If the Administrator determines that, on a given Enrollment Date, the total Purchase Price payable for the number of shares of Class A Common Stock with respect to which options are to be exercised may cause the EEA Limit to be exceeded, the Administrator may in its sole discretion (x) provide that the Company will make a pro rata allocation of the shares of Class A Common Stock available for purchase and under the EEA Limit on such Enrollment Date, as applicable, in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all Participants of Designated Companies within the EEA exercising options to purchase Class A Common Stock by reference to the Offering Period beginning on that Enrollment Date, and continue all Offering Periods then in effect or (y) provide that the Company will make a pro rata allocation of the shares of Class A Common Stock available for purchase and under the EEA Limit on such Enrollment Date, as applicable, in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all Participants of Designated Companies within the EEA exercising options to purchase Class A Common Stock by reference to the Offering Period beginning on that Enrollment Date, and terminate any or all Offering Periods then in effect pursuant to Section 20 of the Plan.

9. Delivery. As soon as reasonably practicable after each Exercise Date on which a purchase of shares of Class A Common Stock occurs, the Company will arrange the delivery to each Participant of the shares purchased upon exercise of his or her option in a form determined by the Administrator (in its sole discretion) and pursuant to rules established by the Administrator. The Company may permit or require that shares be deposited directly with a broker designated by the Company or to a designated agent of the Company, and the Company may utilize electronic or automated methods of share transfer. The Company may require that shares be retained with such broker or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares. No Participant will have any voting, dividend, or other stockholder rights with respect to shares of Class A Common Stock subject to any option granted under the Plan until such shares have been purchased and delivered to the Participant as provided in this Section 9.

10. Withdrawal.

(a) A Participant may withdraw all but not less than all the Contributions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by (i) submitting to the Company’s stock administration office (or its designee) a written notice of withdrawal in the form determined by the Administrator for such purpose (which may be similar to the form attached hereto as Exhibit B), or (ii) following an electronic or other withdrawal procedure determined by the Administrator; provided, that a Participant may not withdraw during any blackout period applicable to such Participant. All of the Participant’s Contributions credited to his or her account will be paid to such Participant promptly after receipt of notice of withdrawal and such Participant’s option for the Offering Period will be automatically terminated, and no further Contributions for the purchase of shares will be made for such Offering Period. If a Participant withdraws from an Offering Period, Contributions will not resume at the beginning of the succeeding Offering Period, unless the Participant re-enrolls in the Plan in accordance with the provisions of Section 5 of the Plan.

(b) A Participant’s withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in any similar plan that may hereafter be adopted by the Company or in succeeding Offering Periods that commence after the termination of the Offering Period from which the Participant withdraws.

11. Termination of Employment. Upon a Participant’s ceasing to be an Eligible Employee, for any reason, he or she will be deemed to have elected to withdraw from the Plan and the Contributions credited to such Participant’s account during the Offering Period but not yet used to purchase shares of Class A Common Stock under the Plan will be returned to such Participant or, in the case of his or her death, to the Person or Persons entitled thereto under Section 15 of the Plan, and such Participant’s option will be automatically terminated. Unless determined otherwise by the Administrator in a manner that, with respect to an Offering under the 423 Component, is permitted by, and compliant with, Section 423 of the Code, a Participant whose employment transfers between entities through a termination with an immediate rehire (with no break in service) by the Company or a Designated Company shall not be treated as terminated under the Plan; provided, however, that no Participant shall be deemed to switch from an Offering under the Non-423 Component to an Offering under the 423 Component or vice versa unless (and then only to the extent) such switch would not cause the 423 Component or any Option thereunder to fail to comply with Section 423 of the Code.

12. Interest. No interest will accrue on the Contributions of a participant in the Plan, except as may be required by Applicable Law, as determined by the Company, and if so required by the laws of a particular jurisdiction, shall, with respect to Offerings under the 423 Component, apply to all Participants in the relevant Offering, except to the extent otherwise permitted by U.S. Treasury Regulation Section 1.423-2(f).

13. Stock.

(a) Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum number of shares of Class A Common Stock that will be made available for sale under the Plan will be 2,000,000 shares of Class A Common Stock, which number shall be automatically increased on the first day of each calendar year commencing on January 1, 2021 and ending on January 1, 2029 in an amount equal to the lesser of (x) one percent (1%) of the total number of shares of Common Stock outstanding on the last day of the immediately preceding fiscal year and (y) such number of shares of Class A Common Stock as determined by the Board; provided, that, if on January 1 of a calendar year, the Board has not either confirmed the one percent (1%) increase described in clause (x) of this Section 13(a) or approved an increase of a lesser number of shares of Class A Common Stock for such calendar year, then the Board shall be deemed to have waived the automatic increase provided for by this Section 13(a), and no such increase shall occur for such calendar year.

(b) Until the shares of Class A Common Stock are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), a Participant will only have the rights of an unsecured creditor with respect to such shares, and no right to vote or receive dividends or any other rights as a stockholder will exist with respect to such shares.

(c) Shares of Class A Common Stock to be delivered to a Participant under the Plan will be registered in the name of the Participant or in the name of the Participant and his or her spouse.

14. Administration. The Plan will be administered by the Board or a Committee appointed by the Board, which Committee will be constituted to comply with Applicable Laws. The Administrator will have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to designate separate Offerings under the Plan, to designate Subsidiaries and Affiliates as participating in the 423 Component or Non-423 Component, to determine eligibility, to adjudicate all disputed claims filed under the Plan and to establish such procedures that it deems necessary for the administration of the Plan (including, without limitation, to adopt such procedures and sub-plans as are necessary or appropriate to permit the participation in the Plan by employees who are foreign nationals or employed outside the U.S., the terms of which sub-plans may take precedence over other provisions of the Plan, with the exception of Section 13(a) hereof, but unless otherwise superseded by the terms of such sub-plan, the provisions of the Plan shall govern the operation of such sub-plan). Unless otherwise determined by the Administrator, the employees eligible to participate in each sub-plan will participate in a separate Offering and will be in the Non-423 Component, unless such designation would cause the 423 Component to violate the requirements of Section 423 of the Code. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding eligibility to participate, the definition of Compensation, handling of Contributions, making of Contributions to the Plan (including, without limitation, in forms other than payroll deductions), establishment of bank or trust accounts to hold Contributions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of stock certificates that vary with applicable local requirements. The Administrator also is authorized to determine that, to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f), the terms of an option granted under the Plan or an Offering to citizens or residents of a non-U.S. jurisdiction will be less favorable than the terms of options granted under the Plan or the same Offering to employees resident solely in the U.S. Every finding, decision and determination made by the Administrator will, to the full extent permitted by law, be final and binding upon all parties.

15. Designation of Beneficiary.

(a) If permitted by the Administrator, a Participant may file a designation of a beneficiary who is to receive any shares of Class A Common Stock and cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such Participant of such shares and cash. In addition, if permitted by the Administrator, a Participant may file a designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death prior to exercise of the option. If a Participant is married and the designated beneficiary is not the spouse, spousal consent will be required for such designation to be effective.

(b) Such designation of beneficiary may be changed by the Participant at any time by notice in a form determined by the Administrator. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company will deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other Person as the Company may designate.

(c) All beneficiary designations will be in such form and manner as the Administrator may designate from time to time. Notwithstanding Sections 15(a) and 15(b) above, the Company and/or the Administrator may decide not to permit such designations by Participants in non-U.S. jurisdictions to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f).

16. Transferability. Neither Contributions credited to a Participant’s account nor any rights with regard to the exercise of an option or to receive shares of Class A Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition will be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

17. Use of Funds. The Company may use all Contributions received or held by it under the Plan for any corporate purpose, and the Company will not be obligated to segregate such Contributions except under Offerings or for Participants in the Non-423 Component for which Applicable Laws require that Contributions to the Plan by Participants be segregated from the Company’s general corporate funds and/or deposited with an independent third party. Until shares of Class A Common Stock are issued, Participants will only have the rights of an unsecured creditor with respect to such shares.

18. Reports. Individual accounts will be maintained for each Participant in the Plan. Statements of account will be given to participating Eligible Employees at least annually, which statements will set forth the amounts of Contributions, the Purchase Price, the number of shares of Class A Common Stock purchased and the remaining cash balance, if any.

19. Adjustments, Dissolution, Liquidation, Merger or Change in Control.

(a) Adjustments. In the event that any subdivision or consolidation of outstanding shares of Class A Common Stock, declaration of a dividend payable in shares of Class A Common Stock or other stock split, other recapitalization or capital reorganization of the Company, any consolidation or merger of the Company with another corporation or entity, the adoption by the Company of any plan of exchange affecting the Class A Common Stock or any distribution to holders of Class A Common Stock of securities or property (other than normal cash dividends or dividends payable in Class A Common Stock), the Administrator, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will, in such manner as it may deem equitable, adjust the number and class of Class A Common Stock that may be delivered under the Plan, the Purchase Price per share and the number of shares of Class A Common Stock covered by each option under the Plan that has not yet been exercised, and the numerical limits of Sections 7 and 13 of the Plan.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, any Offering Period then in progress will be shortened by setting a New Exercise Date, and will terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator. The New Exercise Date will be before the date of the Company’s proposed dissolution or liquidation. The Administrator will notify each Participant in writing or electronically, prior to the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that the Participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10 hereof.

(c) Merger or Change in Control. In the event of a merger or Change in Control, each outstanding option will be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, the Offering Period with respect to which such option relates will be shortened by setting a New Exercise Date on which such Offering Period shall end. The New Exercise Date will occur before the date of the Company’s proposed merger or Change in Control. The Administrator will notify each Participant in writing or electronically prior to the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that the Participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10 hereof.

20. Amendment or Termination.

(a) The Board or the Administrator, in its sole discretion, may amend, suspend, or terminate the Plan, or any part thereof, at any time and for any reason. If the Plan is terminated, the Board or the Administrator, in its discretion, may elect to terminate all outstanding Offering Periods either immediately or upon completion of the purchase of shares of Class A Common Stock on the next Exercise Date (which may be sooner than originally scheduled, if determined by the Administrator in its discretion), or may elect to permit Offering Periods to expire in accordance with their terms (and subject to any adjustment pursuant to Section 19 hereof). If the Offering Periods are terminated prior to expiration, all amounts then credited to Participants’ accounts that have not been used to purchase shares of Class A Common Stock will be returned to the Participants (without interest thereon, except as otherwise required under Applicable Laws, as further set forth in Section 12 hereof) as soon as administratively practicable.

(b) Without stockholder consent and without limiting Section 20(a) hereof, the Administrator will be entitled to change the Offering Periods or Purchase Periods, designate separate Offerings, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit Contributions in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed Contribution elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Class A Common Stock for each Participant properly correspond with Contribution amounts, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable that are consistent with the Plan.

(c) In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and, to the extent necessary or desirable, modify, amend or terminate the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(i) amending the Plan to conform with the safe harbor definition under the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto), including with respect to an Offering Period underway at the time;

(ii) altering the Purchase Price for any Offering Period or Purchase Period including an Offering Period or Purchase Period underway at the time of the change in Purchase Price;

(iii) shortening any Offering Period or Purchase Period by setting a New Exercise Date, including an Offering Period or Purchase Period underway at the time of the Administrator action;

(iv) reducing the maximum percentage of Compensation a Participant may elect to set aside as Contributions; and

(v) reducing the maximum number of shares of Class A Common Stock a Participant may purchase during any Offering Period or Purchase Period.

Such modifications or amendments will not require stockholder approval or the consent of any Plan Participants.

21. Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan will be deemed to have been duly given when received in the form and manner specified by the Company at the location, or by the Person, designated by the Company for the receipt thereof.

22. Conditions Upon Issuance of Shares.

(a) Shares of Class A Common Stock will not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto will comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b) As a condition to the exercise of an option, the Company may require the Person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

23. Restrictions on Sale. Unless another period is designated by the Administrator in advance of the Enrollment Date of an Offering Period, as discussed below, any shares of Class A Common Stock purchased under the Plan may not be sold, transferred or otherwise disposed of by a Participant (or such Participant’s legal representative or estate, as applicable) for twelve (12) months following the applicable Exercise Date (the “Restricted Period”). The Administrator may, in its sole discretion, place additional restrictions on the sale or transfer of shares of Class A Common Stock purchased under the Plan during any Offering Period (including the designation of a new Restricted Period) by notice to all Participants of the nature of such restrictions given in advance of the Enrollment Date of such Offering Period. The additional restrictions may, among other things, change the Restricted Period to a period of up to two years from the Exercise Date, subject to such exceptions as the Administrator may determine (e.g., termination of employment with the Employer). Any certificates issued for shares that are restricted pursuant to this Section 23, shall, in the discretion of the Administrator, contain a legend disclosing the nature and duration of the restriction (including a description of the Restricted Period). Any such restrictions and exceptions determined by the Administrator shall be applicable equally to all shares of Class A Common Stock purchased during the Offering Period for which the restrictions are first applicable. In addition, the Restricted Period and such other restrictions and exceptions applicable to the Class A Common Stock shall remain applicable during, subsequent Offering Periods unless otherwise determined by the Administrator. If the Administrator should change or eliminate any restrictions for a subsequent Offering Period, notice of such action shall be given to all Participants.

24. Data Protection. By participating in the Plan or accepting any rights granted under it, each Participant consents to the collection and processing of personal data relating to the Participant so that the Company and its Affiliates can fulfill their obligations and exercise their rights under the Plan and generally administer and manage the Plan. This data will include, but may not be limited to, data about participation in the Plan and shares offered or received, purchased, or sold under the Plan from time to time and other appropriate financial and other data about the Participant and the Participant’s participation in the Plan.

25. Code Section 409A. The 423 Component of the Plan is exempt from the application of Code Section 409A and any ambiguities herein will be interpreted to so be exempt from Code Section 409A. In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Administrator determines that an option granted under the Plan may be subject to Code Section 409A or that any provision in the Plan would cause an option under the Plan to be subject to Code Section 409A, the Administrator may amend the terms of the Plan and/or of an outstanding option granted under the Plan, or take such other action the Administrator determines is necessary or appropriate, in each case, without the Participant’s consent, to exempt any outstanding option or future option that may be granted under the Plan from or to allow any such options to comply with Code Section 409A, but only to the extent any such amendments or action by the Administrator would not violate Code Section 409A. Notwithstanding the foregoing, the Company shall have no liability to a Participant or any other party if the option to purchase Class A Common Stock under the Plan that is intended to be exempt from or compliant with Code Section 409A is not so exempt or compliant or for any action taken by the Administrator with respect thereto. The Company makes no representation that the option to purchase Class A Common Stock under the Plan is compliant with Code Section 409A.

26. Term of Plan. The Plan will become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company. It will continue in effect for a term of ten (10) years, unless sooner terminated under Section 20 of the Plan.

27. Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

28. Governing Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware (except its choice-of-law provisions).

29. No Right to Employment. Participation in the Plan by a Participant shall not be construed as giving a Participant the right to be retained as an employee of the Company or a Subsidiary or Affiliate, as applicable. Furthermore, the Employer may dismiss a Participant from employment at any time, free from any liability or any claim under the Plan.

30. Severability. If any provision of the Plan is or becomes or is deemed to be invalid, illegal, or unenforceable for any reason in any jurisdiction or as to any Participant, such invalidity, illegality or unenforceability shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as to such jurisdiction or Participant as if the invalid, illegal or unenforceable provision had not been included.

31. Compliance with Applicable Laws. The terms of the Plan are intended to comply with all Applicable Laws and will be construed accordingly.

32. Jurisdiction; Waiver of Jury Trial. The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware, without giving effect to the conflict of laws provisions thereof. EACH PARTICIPANT IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION, OR OTHER PROCEEDING INSTITUTED BY OR AGAINST SUCH PARTICIPANT IN RESPECT OF THE PARTICIPANT’S RIGHTS OR OBLIGATIONS HEREUNDER.

Exhibit A

10x GENOMICS, INC.

2019 EMPLOYEE STOCK PURCHASE PLAN

SUBSCRIPTION AGREEMENT

             Original Application

             Change in Payroll Deduction Rate

Offering Period commencing on:

Capitalized terms used but not otherwise defined herein shall have the respective meanings given to such terms in the 10x Genomics, Inc. (the “Company”) 2019 Employee Stock Purchase Plan (the “Plan”).

1.

I,                                         , hereby elect to participate in the Plan and subscribe to purchase shares of Class A Common Stock in accordance with the terms of the Plan and this 2019 Employee Stock Purchase Plan Subscription Agreement (this “Subscription Agreement”).

2.

I hereby authorize payroll deductions from each paycheck in the amount of                % of my Compensation on each pay day (not to exceed 15%) during the Offering Period in accordance with the Plan (please note that no fractional percentages are permitted).

3.

I understand that the payroll deductions will be accumulated for the purchase of shares of Class A Common Stock at the applicable Purchase Price for each Purchase Period ending during the Offering Period determined in accordance with the Plan. I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my option and purchase shares of Class A Common Stock under the Plan on the Exercise Date for each Purchase Period ending during the Offering Period. Notwithstanding the foregoing, and notwithstanding anything in the Plan to the contrary, to the extent that my accumulated payroll deductions would result in my ability to purchase more than                shares of Class A Common Stock during any Offering Period (the “Offering Period Maximum”), I understand and agree that I will only be permitted to purchase a number of shares of Class A Common Stock equal to the Offering Period Maximum, and that any excess payroll deductions remaining after such purchase will be returned to me as soon as practicable following the expiration of such Offering Period.

4.

I have received a copy of the complete Plan and its accompanying prospectus. I understand that my participation in the Plan is in all respects subject to the terms of the Plan, including this Subscription Agreement. The Company reserves the right to modify the Plan and to impose other requirements on my participation in the Plan, on the option and on any shares of Class A Common Stock purchased under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons. I agree to be bound by such modifications regardless of whether notice is given to me of such event, subject, in any case, to my right to withdraw from participation in the Plan. I further agree to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

5.

I understand that if I dispose of any shares of Class A Common Stock received by me pursuant to an Offering within two (2) years after the applicable Enrollment Date (generally the first Trading Day of the applicable Offering Period) or one (1) year after the applicable Exercise Date (generally the last Trading Day of the applicable Purchase Period), I will be treated for U.S. federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the Fair Market Value of the shares of Class A Common Stock at the time such shares of Class A Common Stock were purchased by me over the Purchase Price. I hereby agree to notify the Company in writing within thirty (30) days after the date of any disposition of my shares of Class A Common Stock and I will make adequate provision for U.S. federal, state or other tax withholding obligations, if any, which arise upon the disposition of the shares of Class A Common Stock. The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to the sale or early disposition of shares of Class A Common Stock by me. If I dispose of such shares of Class A Common Stock at any time after the expiration of the two (2)-year and one (1)-year holding periods described above, I understand that I will be treated for U.S. federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of: (a) the amount by which the Fair Market Value of the shares of Class A Common Stock on the date of the disposition exceeds the Purchase Price paid for the shares of Class A Common Stock (generally 85% of the Fair Market Value of the shares of Class A Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower), or (b) 15% of the Fair Market Value of the shares of Class A Common Stock on the Enrollment Date. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain.

6.

The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. I hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

7.

I acknowledge that the Company is neither providing any tax, legal or financial advice, nor is the Company making any recommendations regarding my participation in the Plan or my acquisition or sale of the underlying shares of Class A Common Stock. I understand that I am hereby advised to consult with my own personal tax, legal and financial advisors regarding my participation in the Plan before taking any action related to the Plan.

8.

This Subscription Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware, without giving effect to the conflict of laws provisions thereof.

9.

I hereby agree to be bound by the terms of the Plan, including this Subscription Agreement which is incorporated and made a part thereof. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Plan.

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Please print:

Participant’s Name

Participant’s Tax ID Number

Participant’s Address

I ACKNOWLEDGE AND UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT AND MY PARTICIPATION IN THE PLAN WILL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS AFFIRMATIVELY TERMINATED BY ME.

Dated:

Signature of Participant

[Signature page to Subscription Agreement]

Exhibit A

10x GENOMICS, INC.

2019 EMPLOYEE STOCK PURCHASE PLAN

SUBSCRIPTION AGREEMENT

(Non-U.S. Participant)

             Original Application

             Change in Payroll Deduction Rate

Offering Period commencing on:

Capitalized terms used but not otherwise defined herein shall have the respective meanings given to such terms in the 10x Genomics, Inc. (the “Company”) 2019 Employee Stock Purchase Plan (the “Plan”).

1.

I,                                     , hereby elect to participate in the Plan and subscribe to purchase shares of Class A Common Stock in accordance with the terms of the Plan and this 2019 Employee Stock Purchase Plan Subscription Agreement (this “Subscription Agreement”).

2.

I hereby authorize payroll deductions from each paycheck in the amount of                % of my Compensation on each pay day (not to exceed 15%) during the Offering Period in accordance with the Plan (please note that no fractional percentages are permitted).

3.

I understand that, if my payroll deductions under the Plan are made in any currency other than U.S. dollars, such payroll deductions will be converted to U.S. dollars on or prior to Exercise Date using a prevailing exchange rate in effect at the time such conversion is performed, as determined by the Committee.

4.

I understand that the payroll deductions will be accumulated for the purchase of shares of Class A Common Stock at the applicable Purchase Price for each Purchase Period ending during the Offering Period determined in accordance with the Plan. I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise the Purchase Right (as defined below) and purchase shares of Class A Common Stock under the Plan on the Exercise Date for each Purchase Period ending during the Offering Period. Notwithstanding the foregoing, and notwithstanding anything in the Plan to the contrary, to the extent that my accumulated payroll deductions would result in my ability to purchase more than                shares of Class A Common Stock during any Offering Period (the “Offering Period Maximum”), I understand and agree that I will only be permitted to purchase a number of shares of Class A Common Stock equal to the Offering Period Maximum, and that any excess payroll deductions remaining after such purchase will be returned to me as soon as practicable following the expiration of such Offering Period.

Regardless of any action the Company or, if applicable, any Parent or Subsidiary takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related items related to the participation in the Plan and legally applicable to me (“Tax-Related Items”), I acknowledge that the ultimate liability for all Tax-Related Items is and remains my responsibility and may exceed the amount actually withheld by the Company or, if applicable, any Parent or Subsidiary. I further acknowledge that the Company or, if applicable, any Parent or Subsidiary (1) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Purchase Right (as defined below) to purchase a number of shares of Class A Common Stock determined by dividing such Eligible Employee’s Contributions accumulated prior to such Exercise Date and retained in the Eligible Employee’s account as of the Exercise Date by the applicable Purchase Price (the “Purchase Right”), including, but not limited to, the grant or exercise of the Purchase Right, purchase of shares of Class A Common Stock upon exercise of the Purchase Right, the subsequent sale of shares of Class A Common Stock acquired pursuant to such exercise and the receipt of any dividends and/or any dividend equivalents; and (2) does not commit to and are under no obligation to structure the terms of the Purchase Right or any aspect of the Purchase Right to reduce or eliminate the my liability for Tax-Related Items or achieve any particular tax result. Further, if I am subject to tax in more than one jurisdiction, I acknowledge that the Company or, if applicable, any Parent or Subsidiary may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to any relevant taxable or tax withholding event, as applicable, I will pay or make adequate arrangements satisfactory to the Company or, if applicable, any Parent or Subsidiary to satisfy all Tax-Related Items. In this regard, I authorize the Company or, if applicable, any Parent or Subsidiary, or their respective agents, at their discretion, to satisfy their withholding obligations with regard to all Tax-Related Items by one or a combination of the following:

(a) withholding from my wages or other cash compensation paid to me by the Company or, if applicable, any Parent or Subsidiary;

(b) withholding from proceeds of the sale of shares of Class A Common Stock acquired upon exercise of the Purchase Right either through a voluntary sale or through a mandatory sale arranged by the Company (on my behalf pursuant to this authorization without further consent); or

(c) withholding in shares of Class A Common Stock to be purchased upon exercise of the Purchase Right.

Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum applicable rates, in which case I will receive a refund of any over-withheld amount in cash and will have no entitlement to the shares of Class A Common Stock equivalent. If the obligation for Tax-Related Items is satisfied by withholding in shares of Class A Common Stock, for tax purposes, I am deemed to have been purchased the full number of shares of Class A Common Stock subject to the Purchase Right, notwithstanding that a number of the shares of Class A Common Stock are held back solely for the purpose of paying the Tax-Related Items

2

due as a result of any aspect of the participation in the Plan. Finally, I must pay to the Company or, if applicable, any Parent or Subsidiary any amount of Tax-Related Items that the Company or, if applicable, any Parent or Subsidiary may be required to withhold or account for as a result of my participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to sale or deliver the shares of Class A Common Stock or the proceeds of the sale of shares of Class A Common Stock, if I fail to comply with my obligations in connection with the Tax-Related Items.

5.

I have received a copy of the complete Plan and its accompanying prospectus. I understand that my participation in the Plan is in all respects subject to the terms of the Plan, including this Subscription Agreement. The Company reserves the right to modify the Plan and to impose other requirements on my participation in the Plan, on the option and on any shares of Common Stock purchased under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons. I agree to be bound by such modifications regardless of whether notice is given to me of such event, subject, in any case, to my right to withdraw from participation in the Plan. I further agree to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

6.

I understand that if I dispose of any shares of Class A Common Stock received by me pursuant to an Offering within two (2) years after the applicable Enrollment Date (generally the first Trading Day of the applicable Offering Period) or one (1) year after the applicable Exercise Date (generally the last Trading Day of the applicable Purchase Period), I will be treated for U.S. federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the Fair Market Value of the shares of Class A Common Stock at the time such shares of Class A Common Stock were purchased by me over the Purchase Price. I hereby agree to notify the Company in writing within thirty (30) days after the date of any disposition of my shares of Class A Common Stock and I will make adequate provision for U.S. federal, state or other tax withholding obligations, if any, which arise upon the disposition of the shares of Class A Common Stock. The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to the sale or early disposition of shares of Class A Common Stock by me. If I dispose of such shares of Class A Common Stock at any time after the expiration of the two (2)-year and one (1)-year holding periods described above, I understand that I will be treated for U.S. federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of: (a) the amount by which the Fair Market Value of the shares of Class A Common Stock on the date of the disposition exceeds the Purchase Price paid for the shares of Class A Common Stock (generally 85% of the Fair Market Value of the shares of Class A Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower), or (b) 15% of the Fair Market Value of the shares of Class A Common Stock on the Enrollment Date. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain.

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7.	By electing to participate in the Plan, I hereby acknowledge and agree that:

(a) The Plan is established voluntarily by the Company. It is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Subscription Agreement.

(b) The grant of the Purchase Right is voluntary and occasional and does not create any contractual or other right to receive future grants of the Purchase Right, or benefits in lieu of the Purchase Right, even if the Purchase Rights have been granted repeatedly in the past.

(c) All decisions with respect to future Purchase Right grants, if any, will be at the sole discretion of the Company.

(d) The Purchase Right grant and my participation in the Plan shall not create a right to further employment or service or be interpreted as forming an employment or service contract with the Company or, if applicable, any Parent or Subsidiary and shall not interfere with the ability of with the Company or, if applicable, any Parent or Subsidiary to terminate my service or employment, subject to applicable law.

(e) I am voluntarily participating in the Plan.

(f) The Purchase Rights, any shares of Class A Common Stock acquired under the Plan and the income and value of the same are an extraordinary item that does not constitute compensation of any kind for service of any kind rendered to the Company or, if applicable, any Parent or Subsidiary, and which is outside the scope of my employment contract, if any.

(g) The Purchase Rights are not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

(h) The Purchase Rights, the shares of Class A Common Stock and the value and income of same are not part of normal or expected compensation or salary for any purpose.

(i) In the event that I am not an employee of the Company or, if applicable any Parent or Subsidiary, the Purchase Rights grant will not be interpreted to form an employment contract or relationship with the Company or, if applicable, any Parent or Subsidiary.

(j) The future value of the underlying shares of Class A Common Stock is unknown, indeterminable and cannot be predicted with certainty. The value of the shares of Class A Common Stock may increase or decrease even below the Purchase Price.

(k) No claim or entitlement to compensation or damages will arise from forfeiture of the Purchase Rights resulting from my termination as an employee or service provider, as applicable (for any reason whatsoever and whether or not in breach of applicable laws), and in consideration of the grant of the Purchase Right to which I am otherwise not entitled, I irrevocably agree never to institute any claim against the Company, any Parent or Subsidiary, waive my ability, if any, to bring such claim against the Company, any Parent or Subsidiary,

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and release the Company, any Parent or Subsidiary from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, I shall be deemed irrevocably to have agreed not to pursue such claim and agree to execute any and all documents necessary, or reasonably requested by the Company, to request dismissal or withdrawal of such claims.

(l) None of the Company, any Parent or Subsidiary will be liable for any foreign exchange rate fluctuation between any local currency and the United States Dollar that may affect the value of the Purchase Right, any amounts due to me pursuant to the exercise of the Purchase Rights or the subsequent sale of any purchased shares of Class A Common Stock.

8.	Data Privacy.

The following provisions shall only apply to me if I reside outside the European Economic Area:

(a) I voluntarily consent to the collection, use, disclosure and transfer to the United States and other jurisdictions, in electronic or other form, of my personal data as described in this Subscription Agreement and any other award materials (“Data”) by and among, as applicable, the Company and any Parent or Subsidiary for the exclusive purpose of implementing, administering, and managing my participation in the Plan.

(b) I understand that the Company and any Parent or Subsidiary may collect, maintain, process and disclose, certain personal information about me, including, but not limited to, my name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of Class A Common Stock or directorships held in the Company, details of all equity awards or any other entitlement to stock awarded, canceled, exercised, vested, unvested or outstanding in my favor, for the exclusive purpose of implementing, administering and, managing the Plan.

(c) I understand that Data will be transferred to one or more stock plan service provider(s) selected by the Company, which may assist the Company with the implementation, administration and management of the Plan. I understand that the recipients of the Data may be located in the United States or elsewhere, and that the recipient’s country (e.g., the United States) may have different, including less stringent, data privacy laws and protections than my country. I understand that if I reside outside the United States, I may request a list with the names and addresses of any potential recipients of the Data by contacting my local human resources representative. I authorize the Company and any other possible recipients that may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purposes of implementing, administering and managing my participation in the Plan.

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(d) I understand that Data will be held only as long as is necessary to implement, administer and manage my participation in the Plan, including to maintain records regarding participation. I understand that if I reside in certain jurisdictions, to the extent required by applicable laws, I may, at any time, request access to Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents given by accepting these Purchase Rights, in any case without cost, by contacting in writing my local human resources representative. Further, I understand that I am providing these consents on a purely voluntary basis. If I do not consent or if I later seek to revoke my consent, my engagement as a service provider with the Company or any Parent or Subsidiary will not be adversely affected; the only consequence of refusing or withdrawing my consent is that the Company will not be able to grant me awards under the Plan or administer or maintain awards. Therefore, I understand that refusing or withdrawing my consent may affect my ability to participate in the Plan (including the right to retain these Purchase Rights). I understand that I may contact my local human resources representative for more information on the consequences of my refusal to consent or withdrawal of consent.

The following provisions shall only apply to me if I reside in the European Economic Area or the United Kingdom:

(a) Data Collected and Purposes of Collection. I understand that the Company, acting as controller, as well as the employer, may collect, to the extent permissible under applicable law, certain personal information about my, including name, home address and telephone number, information necessary to process the Purchase Right (e.g., mailing address for a check payment or bank account wire transfer information), date of birth, social insurance number or other identification number, salary, nationality, job title, employment location, any capital shares or directorships held in the Company (but only where needed for legal or tax compliance), any other information necessary to process mandatory tax withholding and reporting, details of all Purchase Rights granted, canceled, vested, unvested or outstanding in my favor, and where applicable service termination date and reason for termination (all such personal information is referred to as “Data”). The Data is collected from me, any Parent or Subsidiary, and from the Company, for the exclusive purpose of implementing, administering and managing the Plan pursuant to the terms of this Subscription Agreement. The legal basis (that is, the legal justification) for processing the Data is to perform this Subscription Agreement. The Data must be provided in order for me to participate in the Plan and for the parties to this Subscription Agreement to perform their respective obligations thereunder. If I do not provide Data, I will not be able to participate in the Plan and become a party to this Subscription Agreement.

(b) Transfers and Retention of Data. I understand that my employer will transfer Data to the Company for purposes of plan administration. The Company and the employer or any Parent or Subsidiary may also transfer the my Data to other service providers (such as accounting firms, payroll processing firms or tax firms), as may be selected by the Company in the future, to assist the Company with the implementation, administration and management of this Subscription Agreement. I understand that the recipients of the Data may be located in the United States, a country that does not benefit from an adequacy decision issued by the European Commission. Where a recipient is located in a country that does not benefit from an adequacy decision, the transfer of the Data to that recipient will be made pursuant to European Commission-approved standard contractual clauses, a copy of which may be obtained at gc@10xgenomics.com. I understand that Data will be held only as long as is necessary to implement, administer and manage my rights and obligations under this Subscription Agreement, and for the duration of the relevant statutes of limitations, which may be longer than the term of this Subscription Agreement.

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(c) Participant’s Rights in Respect of Data. The Company will take steps in accordance with applicable legislation to keep Data accurate, complete and up-to-date. I am entitled to have any inadequate, incomplete or incorrect Data corrected (that is, rectified). I also have the right to request access to my Data as well as additional information about the processing of that Data. Further, I am entitled to object to the processing of Data or have my Data erased, under certain circumstances. As from May 25, 2018, and subject to conditions set forth in applicable law, I also am entitled to (i) restrict the processing of my Data so that it is stored but not actively processed (e.g., while the Company assesses whether I am entitled to have Data erased) and (ii) receive a copy of the Data provided pursuant to this Subscription Agreement or generated by me, in a common machine-readable format. To exercise my rights, I may contact the local human resources representative. I may also contact the relevant data protection supervisory authority, as I have the right to lodge a complaint. The data protection officer may be contacted at gc@10xgenomics.com.

9.

The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. I hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

10.

I acknowledge that the Company is neither providing any tax, legal or financial advice, nor is the Company making any recommendations regarding my participation in the Plan or my acquisition or sale of the underlying shares of Class A Common Stock. I understand that I am hereby advised to consult with my own personal tax, legal and financial advisors regarding my participation in the Plan before taking any action related to the Plan.

11.

This Subscription Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware, without giving effect to the conflict of laws provisions thereof.

12.

I hereby agree to be bound by the terms of the Plan, including this Subscription Agreement which is incorporated and made a part thereof. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Plan.

13.

If I have received the Subscription Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control, subject to applicable laws.

14.

I understand and agree that notwithstanding any provisions in the Plan and this Subscription Agreement, the grant of the Purchase Right shall be subject to any special terms and conditions set forth in the Appendix to this Subscription Agreement for my country. Moreover, if I relocate to one of the countries included in the Appendix, the special terms and conditions for such country will apply to me, to the extent the Company determines that the application of such provisions is necessary or advisable in order to comply with laws of the country where I reside or to facilitate the administration of the Plan. Appendix constitutes part of this Subscription Agreement.

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Please print:

Participant’s Name

Participant’s Tax ID Number

Participant’s Address

I ACKNOWLEDGE AND UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT AND MY PARTICIPATION IN THE PLAN WILL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS AFFIRMATIVELY TERMINATED BY ME.

Dated:

Signature of Participant

[Signature page to Subscription Agreement (Non-U.S.)]

APPENDIX

ADDITIONAL TERMS AND CONDITIONS OF THE

10x GENOMICS, INC.

2019 EMPLOYEE STOCK PURCHASE PLAN

SUBSCRIPTION AGREEMENT

FOR INTERNATIONAL PARTICIPANTS

This Appendix includes additional terms and conditions that govern the Purchase Right granted to me under the Plan if I reside in one of the countries listed below. Capitalized terms used but not defined in this Appendix have the meanings set forth in the Plan and/or the Subscription Agreement.

This Appendix also includes information regarding securities, exchange controls and/or certain other issues of which I should be aware with respect to participation in the Plan. Such laws are often complex and change frequently. As a result, the Company strongly recommends that I do not rely on the information in this Appendix as the only source of information relating to the consequences of participation in the Plan because the information may be out of date at the time I exercise the Purchase Right and purchase the shares of Class A Common Stock or I sell shares of Class A Common Stock purchased under the Plan. In addition, the information contained herein is general in nature and may not apply to my particular situation and the Company is not in a position to assure a particular result. Accordingly, I am advised to seek appropriate professional advice as to how the relevant laws in my country may apply to my situation. Finally, if I am a citizen or resident of a country other than the one in which I am currently working, the information contained herein may not be applicable to me.

GERMANY

Notifications

Exchange Control Information

Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank (Bundesbank). In the event that I make or receive a payment in excess of this amount, I am required to report the payment to Bundesbank electronically using the “General Statistics Reporting Portal” (“Allgemeines Meldeportal Statistik”) available via Bundesbank’s website (www.bundesbank.de).

Securities Disclaimer

The participation in the Plan is exempt or excluded from the requirement to publish a prospectus under current rules as implemented in Germany.

NETHERLANDS

Notifications

I should be aware the Dutch insider trading rules, which may affect the sale of shares of Class A Common Stock acquired under the Plan. In particular, I may be prohibited from effecting certain share transactions if I have insider information regarding the Company. Below is a discussion of the applicable restrictions. I am advised to read the discussion carefully to determine whether the insider rules could apply to me. If it is uncertain whether the insider rules apply, the Company recommends that I consult with a legal advisor. The Company cannot be held liable if I violate the Dutch insider trading rules. I am responsible for ensuring my compliance with these rules.

Prohibition Against Insider Trading

I should be aware of the Dutch insider trading rules, which may affect the sale of shares of Class A Common Stock acquired under the Plan. In particular, I may be prohibited from effecting certain share transactions if I have insider information regarding the Company. Below is a discussion of the applicable restrictions. I am advised to read the discussion carefully to determine whether the insider rules could apply to me. If it is uncertain whether the insider rules apply, the Company recommends that I consult with a legal advisor. The Company cannot be held liable if I violate the Dutch insider trading rules. I am responsible for ensuring my compliance with these rules.

Dutch securities laws prohibit insider trading. As of 3 July 2016, the European Market Abuse Regulation (MAR), is applicable in the Netherlands. For further information, I am referred to the website of the Authority for the Financial Markets (AFM): https://www.afm.nl/en/professionals/onderwerpen/marktmisbruik.

Given the broad scope of the definition of inside information, certain employees of the Company working at its Dutch Subsidiary may have inside information and thus are prohibited from making a transaction in securities in the Netherlands at a time when they have such inside information. By entering into the Subscription Agreement and participating in the Plan, I acknowledge having read and understood the notification above and acknowledges that it is my responsibility to comply with the Dutch insider trading rules, as discussed herein.

Securities Disclaimer

The participation in the Plan is exempt or excluded from the requirement to publish a prospectus under current rules as implemented in the Netherlands.

SINGAPORE

Notifications

Securities Law Information

The grant of the Purchase Right under the Plan is being made pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Singapore Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”). The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. Further, the Purchase Rights granted under the Plan are subject to section 257 of the SFA and I am not permitted to sell, or offer to sell, any shares of Class A Common Stock in Singapore unless such sale or offer is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA.

Director Notification Obligation

Directors, associate directors or shadow directors of a Singapore Parent or Subsidiary are subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify such entity in writing within two business days of any of the following events: (i) the acquisition or disposal of an interest (e.g., the Purchase Rights granted under the Plan or shares of Class A Common Stock) in the Company or any Parent or Subsidiary, (ii) any change in previously-disclosed interests (e.g., upon exercise of the Purchase Rights granted under the Plan), or (iii) becoming a director, associate director or shadow director of a Subsidiary in Singapore, if the individual holds such an interest at that time.

Insider Trading Notification

I should be aware of the Singapore insider-trading rules as these rules may impact my ability to acquire or dispose of shares of Class A Common Stock or rights to acquire shares (e.g., the Purchase Rights granted under the Plan). Under the Singapore insider-trading rules, I am prohibited from selling shares of Class A Common Stock when I am in possession of information concerning the Company which is not generally available and which I know or should know will have a material effect on the price of such shares once such information is generally available.

SWEDEN

Notifications

Exchange Control

I understand and agree that foreign and local banks or financial institutions (including brokers) engaged in cross-border transactions generally may be required to report any payments to or from a foreign country exceeding a certain amount to The National Tax Board, which receives the information on behalf of the Swedish Central Bank (Sw.Riksbanken). This requirement may apply even if I have a brokerage account with a foreign broker.

Securities Disclaimer

The participation in the Plan is exempt or excluded from the requirement to publish a prospectus under current rules as implemented in Sweden.

UNITED KINGDOM

Notification

Securities Disclaimer

Neither this Subscription Agreement nor Appendices are an approved prospectus for the purposes of section 85(1) of the Financial Services and Markets Act 2000 (“FSMA”) and no offer of transferable securities to the public (for the purposes of section 102B of FSMA) is being made in connection with the Plan. The Plan is exclusively available in the UK to bona fide employees and former employees and any other UK Subsidiary.

Non-Qualification

The Purchase Rights are not intended to be tax-qualified or tax-preferred for purposes of tax rules in the United Kingdom.

Tax Consultation

I understand that I may suffer adverse tax consequences as a result of my acquisition or disposition of the shares of Class A Common Stock. I represent that I will consult with any tax advisors I deem appropriate in connection with the acquisition or disposition of the shares of Class A Common Stock and that I am not relying on the Company or any Subsidiary for any tax advice.

10x GENOMICS, INC.

2019 EMPLOYEE STOCK PURCHASE PLAN

NOTICE OF WITHDRAWAL

Capitalized terms used but not otherwise defined herein shall have the respective meanings given to such terms in the 10x Genomics, Inc. (the “Company”) 2019 Employee Stock Purchase Plan (the “Plan”).

I,                                         , hereby notify the Company that I hereby withdraw from the Offering Period of the Plan that began on                         . I hereby direct the Company to pay to me, as promptly as practicable, all the payroll deductions credited to my account with respect to such Offering Period (without interest) that has not been used to purchase shares of Class A Common Stock during a prior Exercise Date during such Offering Period. I understand and agree that my option for such Offering Period will be automatically terminated. I further understand that no additional payroll deductions will be made for the purchase of shares of Class A Common Stock in the current Offering Period and that I will be eligible to participate in succeeding Offering Periods only by delivering to the Company a new Subscription Agreement.

Please print:

Participant’s Name

Participant’s Tax ID Number

Participant’s Address

Date:

Signature of Participant